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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2002

Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7221
(Commission File Number)

36-1115800
(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196
(Address of principal executive offices)

Registrant's telephone number, including area code: (847) 576-5000

Not applicable
(Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits

(c)  Exhibits:

Exhibit No.	Document
99.1
Presentation of Revised Pro-Forma Consolidated Statements of Operations and Segment Information for Motorola, Inc. and Subsidiaries, for the (i) quarters ending March 31, June 30 and September 29, 2001, (ii) quarters ending April 1, July 1, September 30 and December 31, 2000, and (iii) year ending December 31, 2000

Item 9.  Regulation FD Disclosure

    Near the end of the third quarter of 2001, Motorola completed the sale of its (i) Integrated Information Systems Group (IISG), the company's defense and government electronics business, and (ii) Multiservice Networks Division (MND). These 2 businesses accounted for a combined $809 million of sales in 2000.

    Motorola is revising the pro-forma financial reporting of its results from ongoing operations, including segment results, to remove the impact of the financial results of IISG and MND. IISG's results were included in the results of Motorola's Commercial, Government and Industrial Systems Segment. MND's results were included in the results of the Other Products Segment.

    The sole purpose of this Form 8-K is to present the historical pro-forma results of Motorola for the four quarters and full year of 2000 and the first three quarters of 2001 excluding the financial results of IISG and MND. Exhibit 99.1, which is attached hereto, contains the revised historical pro-forma results.

    The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: January 15, 2002	By:
/s/ ANTHONY KNAPP Anthony Knapp Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document
99.1
Presentation of Revised Pro-Forma Consolidated Statements of Operations and Segment Information for Motorola, Inc. and Subsidiaries, for the (i) quarters ending March 31, June 30 and September 29, 2001, (ii) quarters ending April 1, July 1, September 30 and December 31, 2000, and (iii) year ending December 31, 2000

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  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES